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SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12
ADAPTEC, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 11, 2003

To our stockholders:

        You are cordially invited to attend our 2003 Annual Stockholders Meeting to be held at our principal executive offices located at 691 South Milpitas Boulevard, Milpitas, California 95035 on Thursday, August 21, 2003 at 10:00 a.m., local time.

        The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Stockholders Meeting and Proxy Statement.

        If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, annual report and proxy card from Adaptec's Board of Directors (the "Board") are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report on the Internet.

        Please use this opportunity to take part in our business by voting on the matters to come before this meeting. Whether or not you plan to attend the meeting, you can cast your vote online (beneficial holders only), even if you did not receive your annual meeting materials electronically. To vote online, follow the instructions for online voting contained within your annual meeting materials. If you received your annual meeting materials by mail and do not wish to vote online, or you are a registered stockholder (see definition in the accompanying Proxy Statement), please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Voting online or returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        We encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up for electronic delivery of Adaptec stockholder communications. For more information, see the "Electronic Delivery of Adaptec Stockholder Communications" section of the enclosed Proxy Statement.

        We hope to see you at the meeting.

Sincerely,

Robert N. Stephens President and Chief Executive Officer

Adaptec, Inc.
691 South Milpitas Boulevard
Milpitas, California 95035

NOTICE OF ANNUAL STOCKHOLDERS MEETING

To our stockholders:

        Our 2003 Annual Stockholders Meeting will be held at our principal executive offices located at 691 South Milpitas Boulevard, Milpitas, California 95035 on Thursday, August 21, 2003 at 10:00 a.m., local time.

        At the meeting, you will be asked to consider and vote upon the following matters:

        1.     The election of eight directors to our board of directors, each to serve until our 2004 Annual Stockholders Meeting and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. Our board of directors intends to present the following nominees for election as directors:

Carl J. Conti	Joseph S. Kennedy	Robert N. Stephens
Victoria L. Cotten	Ilene H. Lang	Douglas E. Van Houweling
Lucie J. Fjeldstad	Robert J. Loarie

        2.     To approve an amendment to the Company's 1986 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 to a total of 15,600,000.

        3.     The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2004.

        4.     To transact any other business that may properly come before the Annual Stockholders Meeting or any adjournment or postponement of the meeting.

        These items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on June 25, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By order of the board of directors

Michael L. Charlson Secretary

Milpitas, California
July 11, 2003

        Whether or not you plan to attend the meeting in person, please either cast your vote online, or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

Adaptec, Inc.
691 South Milpitas Boulevard
Milpitas, California 95035

PROXY STATEMENT

July 11, 2003

        The accompanying proxy is solicited on behalf of the board of directors of Adaptec, Inc., a Delaware corporation, for use at the 2003 Annual Stockholders Meeting to be held at our principal executive offices located at 691 South Milpitas Boulevard, Milpitas, California 95035 on Thursday, August 21, 2003 at 10:00 a.m., local time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about July 11, 2003. Our Annual Report for fiscal year 2003 is enclosed with this proxy statement.

Record Date; Quorum

        Only holders of record of common stock at the close of business on June 25, 2003 will be entitled to vote at the meeting. At the close of business on the record date, we had 108,081,742 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Effect of Abstentions and "Broker Non-Votes"

        If stockholders indicate on their proxy that they wish to abstain from voting, including brokers holding their customers' shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

        If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of all of the proposals. If a broker chooses to leave these shares unvoted, even on "routine" matters, they will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.

Voting Rights; Required Vote

        Stockholders are entitled to one vote for each share of common stock held as of the record date. Directors will be elected by a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Stockholders do not have the right to cumulate their votes in the election of directors. Negative votes will not affect the outcome of the election of directors. Approval of each of Proposal No. 2 amending our 1986 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder and Proposal No. 3 ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending March 31, 2004 requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal, provided that the affirmative votes must be not less than a majority of the required quorum for the meeting. The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Voting of Proxies

        Please either cast your vote online or complete, date and sign the proxy card sent with this Proxy Statement and promptly return it in the enclosed envelope or at the meeting. All online votes, as well as signed, returned proxy cards that are not revoked will be voted in accordance with the specifications made on the proxy card. If no specification is made on a proxy card, the shares represented by the proxy will be voted "for" each proposal, including "for" the election to the board of each of the nominees named on the proxy card, and "for" any other matter that may be properly brought before the meeting.

Adjournment of Meeting

        If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

        Adaptec will pay the expenses of soliciting proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, email or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

        Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before it is voted. A proxy may be revoked by signing and returning a proxy with a later date, by delivering a written notice of revocation to Mellon Investor Services, Proxy Processing, P.O. Box 3829, S. Hackensack, NJ 07606-9529 (registered holders), that the proxy is revoked or by attending the meeting and voting in person. The mere presence at the meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting. In the event of multiple online votes by a stockholder, each online vote will supercede the previous online vote and the last online vote cast will be deemed to be the final vote of the stockholder unless such online vote is revoked in person at the meeting according to the revocability instructions outlined above.

Electronic Delivery of Adaptec Stockholder Communications

        If you received your Annual Meeting materials by mail, we encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your Adaptec stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as the Annual Report and the Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

  Registered Owner (you hold your Adaptec shares in your own name through our transfer agent, Mellon Investor Services, or you are in possession of stock certificates): follow the instructions on the proxy card enclosed with your Annual Meeting materials to enroll.

  Beneficial Owner (your shares are held by a brokerage firm, a bank or a trustee): visit www.icsdelivery.com to enroll.

        Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Adaptec Shareholder Services at (408) 957-6765.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        A board of eight directors is to be elected at the 2003 Annual Stockholders Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently our directors. John C. East, one of our current directors, will not stand for reelection and his term will expire at the Annual Meeting.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such manner as will assure the election of as many of the nominees listed below as possible. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of our stockholders or until his or her successor has been elected and qualified.

Directors/Nominees

        The names of the nominees, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since
Carl J. Conti	65	Independent management consultant	1995
Victoria L. Cotten	49	Retired	2001
Lucie J. Fjeldstad	59	Retired	2001
Joseph S. Kennedy	57	President and Chief Executive Officer of Omneon, Inc., a developer of video media servers for the broadcast industry.	2001
Ilene H. Lang	58	Corporate advisor	1997
Robert J. Loarie	60	Advisory Director of Morgan Stanley & Co., a diversified investment firm	1981
Robert N. Stephens	57	President and Chief Executive Officer of Adaptec, Inc.	1998
Douglas E. Van Houweling	59	President and Chief Executive Officer of the University Corporation for Advanced Internet Development	2002

        Mr. Conti is an independent management consultant. From 1959 to 1991, Mr. Conti held a variety of technical and managerial positions with International Business Machines Corporation, a manufacturer of computer hardware and software, including as a Senior Vice President from 1987 to 1991.

        Ms. Cotten has been retired since July 1999. From January 1997 to July 1999, Ms. Cotten served as Senior Vice President of the Product Management Division of Ingram Micro, a wholesale distributor of computer hardware, networking equipment and software products. From August 1984 to January 1997, Ms. Cotten held various managerial positions with Ingram Micro.

        Ms. Fjeldstad has been retired since December 2001. From September 1999 to December 2001, Ms. Fjeldstad served as Chief Executive Officer of DataChannel, Inc., a software development company. She also served as President of DataChannel, Inc. from October 1998 to December 2001. From July 1997 to October 1998, Ms. Fjeldstad was Chief Executive Officer of her own consulting firm, Fjeldstad International. Ms. Fjeldstad also serves as a director of a privately held company.

        Mr. Kennedy has served as the President and Chief Executive Officer of Omneon, Inc., a developer of video media servers for the broadcast industry, since June 2003. From June 1999 until March 2001, he served as President, Chief Executive Officer and Chairman of the Board of Pluris, a developer of Internet routers. From June 1997 to June 1998, he served as President and General Manager of Bay Networks' switching products division.

        Ms. Lang is a corporate advisor. From May 1999 to May 2000, Ms. Lang served as President and Chief Executive Officer of Individual.com, Inc., a wholly-owned subsidiary of NewsEdge Corp., a provider of news to corporations, which was sold to Winstar Inc. in February 2000. From August 1998 to March 1999, Ms. Lang served as Chief Executive Officer of Essential.com, Inc., an eCommerce company that sold communication and energy services over the Internet. From April 1996 to August 1997, Ms. Lang served as President and Chief Executive Officer of AltaVista Internet Software Inc., a wholly-owned subsidiary of Digital Equipment Corporation, a manufacturer of computer systems. Ms. Lang is also a director of Art Technology, Inc. and of several privately held companies.

        Mr. Loarie has served as an Advisory Director of Morgan Stanley & Co., a diversified investment firm, since April 2003, as a Managing Director from December 1997 until March 2003, and as a Principal of that firm from August 1992 until November 1997. Mr. Loarie also has served as a general partner or managing member of several venture capital investment partnerships or LLC companies affiliated with Morgan Stanley since August 1992. Mr. Loarie is also a director of Evolving Systems, Inc. and of several privately held companies.

        Mr. Stephens became our Chief Executive Officer in April 1999. Mr. Stephens has served as our President since October 1998, and from November 1995 to July 1999, he was our Chief Operating Officer. From November 1993 until November 1995, Mr. Stephens founded and was Chairman of the Board of Power I/O, Inc.

        Dr. Van Houweling has served as the President and Chief Executive Officer of the University Corporation for Advanced Internet Development (UCAID), the formal organization supporting Internet2, since October 1997. Dr. Van Houweling also serves as a professor in the School of Information at the University of Michigan. Before undertaking his responsibilities at UCAID, Dr. Van Houweling was Dean for Academic Outreach and Vice Provost for Information and Technology at the University of Michigan. Dr. Van Houweling is also a director of Syntel, Inc.

Composition of Board of Directors

        Our bylaws provide that our board of directors will consist of nine directors. With the exception of Mr. East, all of our current directors will stand for reelection at the Annual Meeting, as described in this Proxy Statement. The board of directors has amended our bylaws to reduce the size of our board so that it will consist of eight directors in order to eliminate any vacancies. This amendment will take effect at our Annual Meeting, when Mr. East's term as a director expires.

Board of Directors Meetings and Committees

        During fiscal 2003, the board of directors met seven times, including telephone conference meetings, and acted by unanimous written consent two times. No director attended fewer than 75% of the total number of meetings of the board and the total number of meetings held by all committees of the board on which the director served during fiscal 2003.

        Standing committees of the board of directors include an Audit Committee, a Compensation Committee and a Nominating Committee.

        Audit Committee.    The current members of the Audit Committee are Ilene H. Lang, Lucie J. Fjeldstad, and Robert J. Loarie. Ms. Lang, Ms. Fjeldstad, and Mr. Loarie are each independent directors as defined by the rules of The Nasdaq Stock Market. The Audit Committee met seven times during fiscal 2003, including telephone conference meetings. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent auditors.

        Compensation Committee.    The current members of the Compensation Committee are John C. East and Victoria L. Cotten. Mr. East will not be standing for reelection to the board of directors and a successor Compensation Committee Chairman has not yet been selected. However, it is anticipated that such successor will be appointed prior to or shortly following the Annual Meeting. The Compensation Committee met two times during fiscal 2003 and periodically acted by unanimous written consent. The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the board of directors stock option grants for our executive officers.

        Nominating Committee.    The current members of the Nominating Committee are John C. East and Robert J. Loarie. Mr. East will not be standing for reelection to the board of directors and a successor for Mr. East on the Nominating Committee has not yet been selected. However, it is anticipated that such successor will be appointed prior to or shortly following the Annual Meeting. The Nominating Committee is responsible for reviewing the qualifications of potential candidates for membership on our board of directors and recommending such candidates to the board of directors. The Nominating Committee will consider nominees recommended by management and stockholders. Such recommendations may be delivered in writing to the attention of the Nominating Committee in care of the Secretary or Assistant Secretary at our principal executive offices. The Nominating Committee held no formal meetings during fiscal 2003.

Director Compensation

        Cash Compensation.    Carl J. Conti, the Chairman of our board of directors, receives $100,000 per year as compensation. All other non-employee directors receive $3,000 per fiscal quarter and $4,000 for each meeting of the board of directors attended other than telephonic meetings and are reimbursed for their expenses incurred in attending meetings of the board of directors. The chairperson of the Compensation Committee, currently Mr. East, receives an additional $7,000 per year as compensation. The chairperson of the Audit Committee, currently Ms. Lang, receives an additional $10,000 per year as compensation. Directors who serve on committees in a non-chairperson capacity do not receive additional compensation for serving on these committees. Employee directors do not receive additional compensation for attendance at meetings of the board of directors.

        Deferred Compensation Program.    Non-employee directors may choose to (i) receive their quarterly payment in cash, (ii) defer the payment by investing it in our Deferred Compensation Plan or (iii) elect a combination of (i) and (ii).

        2000 Director Option Plan.    Pursuant to our 2000 Director Option Plan, Messrs. Conti, East, Kennedy, Loarie and Van Houweling and Mses. Cotten, Fjeldstad and Lang were each granted options to purchase 15,000 shares of our common stock on March 31, 2003 at an exercise price of $6.11 per share. These options become vested and exercisable with respect to 25% of the shares subject to the options for each full quarter after the date of grant, so long as such person remains a director, such that the option will be fully vested on the first anniversary of the date of grant.

        THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINATED DIRECTOR.

PROPOSAL NO. 2—AMENDMENT OF THE 1986 EMPLOYEE STOCK PURCHASE PLAN

        The Company's 1986 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the board of directors and approved by the stockholders in April 1986. A total of 10,600,000 shares of common stock currently are reserved for issuance under the Purchase Plan. As of May 31, 2003, 7,902,119 shares of common stock had been purchased under the Purchase Plan and 2,697,881 shares remained available for future purchases.

        In June 2003, the board of directors approved an amendment to the Purchase Plan to increase the shares reserved for issuance thereunder by 5,000,000 which, if approved by the stockholders, would increase the total shares reserved for issuance under the Purchase Plan since its inception to 15,600,000 shares.

        The stockholders are being asked to consider and approve this proposed amendment at the Annual Meeting. A summary of the principal terms of the Purchase Plan is located in Appendix A to this Proxy Statement.

Purpose and Effect of Proposed Amendment

        The purpose of the proposed amendment to the Purchase Plan is to increase the number of shares available for issuance thereunder. The board of directors believes that the Purchase Plan provides an incentive to employees whose present and potential contributions are important to the continued success of Adaptec, affords these individuals an opportunity to acquire a proprietary interest in Adaptec and enables us to enlist and retain in our employment the best available talent for the successful conduct of our business in a competitive market. The board of directors believes, therefore, that it is in our best interests and our stockholders' to continue its policy of providing for the sale of common stock to our employees at a discount from the market price through voluntary payroll deductions pursuant to the Purchase Plan. The board of directors further believes that, without the proposed share increase, the remaining shares in the Purchase Plan will be insufficient for such purpose. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares.

Amended Purchase Plan Benefits

        The following table sets forth certain information regarding shares purchased under the Purchase Plan during the fiscal year ended March 31, 2003 by each of the executive officers named in the Summary Compensation Table below, all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees (including current officers who are not executive officers) as a group:

Amended Plan Benefits Table

Name of Individual or Identity of Group and Position	Dollar Value ($)(1)	Number of Shares Purchased
Robert N. Stephens President and Chief Executive Officer	$3,835	4,168
David A. Young Former Chief Financial Officer, Vice President and Assistant Secretary	1,607	1,737
Kenneth B. Arola Vice President and Corporate Controller	—	—
Kok Yong Lim Vice President, Manufacturing	3,009	3,253
Robert L. Schultz Former Chief Operating Officer	—	—
H. Leland Caswell Former Vice President, Storage Solutions Group	—	—
All current executive officers as a group (3 total)	8,451	9,158
All current non-executive directors as a group (8 total)	*	*
All other employees as a group	1,067,138	1,153,646

*
Not eligible to participate in the Purchase Plan

(1)
Indicates the difference between the purchase prices of the shares under the Purchase Plan and the market value of the shares on the date of purchase, multiplied by the number of shares purchased.

        THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1986 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as the independent auditors to perform the audit of our financial statements for our fiscal year ending March 31, 2004, and our stockholders are being asked to ratify our selection. We have engaged PricewaterhouseCoopers LLP as our independent auditors since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

        We estimate that the audit fees owed to PricewaterhouseCoopers LLP for our fiscal year 2003 audit were approximately $371,000, of which $244,000 had been billed through March 31, 2003.

Financial Information Systems Design and Implementation Fees

        We did not incur any financial information systems design and implementation fees in fiscal 2003.

All Other Fees

        We estimate that all other fees owed to PricewaterhouseCoopers LLP for fiscal 2003 were approximately $676,000, of which $451,000 related to tax consulting services provided in association with ongoing audits of our tax returns by the Internal Revenue Service. As of March 31, 2003, all of these fees had been billed.

        THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PRINCIPAL STOCKHOLDERS

        The following table presents information about the beneficial ownership of our common stock as of May 31, 2003 by:

  •
  each of our directors;

  •
  each executive officer named in the Summary Compensation Table below; and

  •
  all directors and executive officers as a group.

        The percentage of beneficial ownership for the table is based on approximately 108,015,387 shares of our common stock outstanding as of May 31, 2003. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California 95035.

        The number of shares beneficially owned by each stockholder is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after May 31, 2003 through the exercise of any stock option. The percentage ownership column treats as outstanding all shares underlying such options held by the stockholder, but not shares underlying options held by other stockholders.

	Adaptec Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares
Directors and Executive Officers:
Carl J. Conti (1)	141,830	*
Victoria L. Cotten (2)	36,250	*
John C. East (3)	103,750	*
Lucie J. Fjeldstad (4)	39,250	*
Joseph S. Kennedy (5)	33,750	*
Ilene H. Lang (6)	131,750	*
Robert J. Loarie (7)	146,354	*
Douglas E. Van Houweling (8)	31,250	*
Robert N. Stephens (9)	1,463,541	1.35%
Kenneth B. Arola (10)	114,172	*
Kok Yong (K.Y.) Lim (11)	314,070	*
Robert L. Schultz, Jr. (12)	2,243	*
David A. Young (13)	228,722	*
H. Leland Caswell (14)	—	*
Directors and executive officers as a group (14 persons) (15)	2,786,932	2.58%
5% Stockholders
AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA, AXA Financial, Inc. (16)	6,488,046	6.01%

*
Less than 1% ownership.

(1)
Includes options to purchase 125,000 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(2)
Represents options to purchase 36,250 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(3)
Includes options to purchase 98,750 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(4)
Includes options to purchase 36,250 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(5)
Represents options to purchase 33,750 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(6)
Includes options to purchase 128,750 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(7)
Includes options to purchase 98,750 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(8)
Represents options to purchase 31,250 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(9)
Includes options to purchase 1,402,492 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(10)
Includes options to purchase 112,535 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(11)
Includes options to purchase 303,092 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(12)
Mr. Schultz is our former Chief Operating Officer. He left Adaptec effective June 28, 2002.

(13)
Includes options to purchase 222,517 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003. Mr. Young is our former Chief Financial Officer. He left Adaptec effective May 30, 2003.

(14)
Mr. Caswell is the former Vice President of our Storage Solutions Group. He left Adaptec effective August 2, 2002.

(15)
Includes options to purchase 2,629,386 shares of our common stock that are either immediately exercisable or exercisable within 60 days of May 31, 2003.

(16)
Includes 6,464,046 shares held by Alliance Capital Management L.P. ("Alliance"), which were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts, and 24,000 shares held by AXA Rosenberg Investment Management LLC ("Rosenberg"). Alliance and Rosenberg are subsidiaries or entities of AXA Financial, Inc. AXA beneficially holds a majority interest in AXA Financial, Inc. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle as a group control AXA. Alliance claims to have sole voting power with respect to 4,901,077 shares, shared voting power with respect to 63,400 shares, and sole dispositive power with respect to 6,464,046 shares. Rosenberg claims to have sole voting and shared dispositive power with respect to 24,000 shares. The addresses of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Conseil Vie Assurances Mutuelle are 370 rue Saint Honore 75001, Paris, France. The address of AXA Courtage Assurance Mutuelle is 26 rue Louis le Grand, 75002, Paris, France. The address of AXA is 25, avenue Matignon, 75008, Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York, 10104. All information regarding these entities is based solely upon the Schedule 13G filed by such entities on February 12, 2003.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table presents information about the compensation for fiscal 2003 awarded to, earned by or paid to (i) our Chief Executive Officer and (ii) our three other executive officers serving in that capacity as of March 31, 2003 whose salary and bonus for fiscal 2003 were more than $100,000 and (iii) two former executive officers who left the Company prior to the end of fiscal 2003. We provide benefits to our executive officers that are generally available to all of our employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary for fiscal 2003 for any executive officer. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

						Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Fiscal Year					Restricted Stock Award(s)	Securities Underlying Options		All Other Compensation (1)
		Salary		Bonus
Robert N. Stephens, President and Chief Executive Officer	2003 2002 2001	$650,000 616,751 647,116		$	— — —	— — —	800,000 1,225,151 340,000	(5) (4)	$16,040 15,968 14,945
Robert L. Schultz, Jr., Former Chief Operating Officer	2003 2002 2001	538,529 379,539 398,077	(2)(6)		— — —	— — —	— 500,000 315,000	(5) (4)	2,805 9,629 9,497
David A. Young, Former Vice President, Chief Financial Officer and Assistant Secretary	2003 2002 2001	300,000 300,000 131,538	(3)	$	— — 485,118	— — —	100,000 49,704 215,000		16,040 15,968 6,744
Kenneth B. Arola, Vice President, Corporate Controller and Principal Accounting Officer	2003 2002 2001	200,000 215,385 190,927	(7)		— — —	— — —	60,000 86,036 56,000	(5) (4)	10,388 10,296 9,501
Kok Yong (K.Y.) Lim, Vice President, Manufacturing	2003 2002 2001	176,248 167,030 185,958			— — —	— — —	65,000 70,107 90,000	(5)	697 498 400
H. Leland Caswell, Former Vice President, Storage Solutions Group	2003 2002 2001	144,298 273,654 205,454	(2)(8)		— — —	— — —	80,000 97,285 87,500	(5) (4)	3,739 19,637 16,632

(1)
Represents life and health insurance premiums.

(2)
Messrs. Schultz and Caswell's 2003 compensation represents what they earned from the beginning of the fiscal year through their termination dates of June 28, 2002 and August 2, 2002, respectively.

(3)
Mr. Young's 2001 compensation represents what he earned from his hire date of October 10, 2000 through March 31, 2001.

(4)
Includes stock options that were cancelled on June 21, 2001 in connection with our Grant Program. The Grant Program allowed our employees, including executive officers and employee directors, to cancel certain options in exchange for the right to receive new options for the same amount of shares subject to the cancelled options. The replacement options were granted on December 27, 2001.

(5)
Includes stock options that were granted on December 27, 2001 in connection with our Grant Program. The Grant Program allowed our employees, including executive officers and employee directors, to cancel certain options in exchange for the right to receive new options no sooner than December 22, 2001.

(6)
Includes a vacation payout of $23,144, and a severance payment of $400,000.

(7)
Includes a vacation payout of $15,385.

(8)
Includes a vacation payout of $31,990.

Option Grants in Fiscal 2003

        The following table sets forth grants of stock options made during fiscal 2003 to the executive officers named in the Summary Compensation Table.

        Potential realizable values are calculated by:

  •
  Multiplying the number of shares of common stock subject to a given option by the exercise price per share of our common stock on the date of grant;

  •
  Assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire seven-year term of the option; and

  •
  Subtracting from that result the aggregate option exercise price.

        The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projections of future stock price growth.

        The percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 5,916,620 shares of common stock granted to employees during fiscal 2003. The options shown in the table were granted under our 1999 Stock Plan. These options were granted at fair market value, are not transferable by the optionee (other than by will or the laws of descent and distribution) and will expire seven years from the date of grant. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case all unvested options become vested and all of the individual's outstanding options may be exercisable by the individual's estate or other successor for a period of six months measured from the date of death. Options are subject to earlier termination upon termination of the option holder's employment.

Option Grants in Fiscal 2003

Individual Grants
			Percent of Total Options Granted to Employees in Fiscal 2003			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Number of Securities Underlying Options Granted
Name				Exercise Price Per Share	Expiration Date
						5%	10%
Robert N. Stephens, President and Chief Executive Officer	400,000 400,000	(1) (2)	6.76 6.76%	$14.45 4.51	4/24/2009 9/30/2009	$2,353,040 734,572	$5,483,585 1,711,865
Robert L. Schultz, Jr., Former Chief Operating Officer	—		—	—	—	—	—
David A. Young, Former Vice President, Chief Financial Officer and Assistant Secretary	25,000 75,000	(1) (2)	0.42 1.27	12.21 4.51	4/10/2009 9/30/2009	124,267 137,732	289,596 320,975
Kenneth B. Arola, Vice President, Corporate Controller and Principal Accounting Officer	20,000 40,000	(1) (2)	0.33 0.68	12.21 4.51	4/10/2009 9/30/2009	99,414 73,457	231,677 171,187
Kok Yong (K.Y.) Lim, Vice President, Manufacturing	25,000 40,000	(1) (2)	0.42 0.68	12.21 4.51	4/10/2009 9/30/2009	124,267 73,457	289,596 171,187
H. Leland Caswell Former Vice President, Storage Solutions Group	80,000	(1)	1.35	12.21	4/10/2009	397,656	926,707

(1)
The options become exercisable at the rate of 5.0% of the shares subject to the option at the end of each of the 20 quarters after the grant date, such that the option becomes fully vested after five years.

(2)
The options become exercisable at the rate of 6.25% of the shares subject to the option at the end of each of the 16 quarters after the grant date, such that the option becomes fully vested after four years.

Option Exercises

        The following table presents the number of shares acquired and the value realized upon exercise of stock options during fiscal 2003 by the executive officers named in the Summary Compensation Table. The table includes the number of shares covered by both exercisable and unexercisable stock options as of March 31, 2003. Also reported are values of "in-the-money" options that represent the positive difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option at fiscal year end. The fair market value is based on $6.03 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on March 31, 2003 the last day of trading for fiscal 2003. These values have not been, and may never be, realized.

Aggregate Option Exercises in Fiscal 2003 and Fiscal Year-End Values

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert N. Stephens, President and Chief Executive Officer	—	—	1,262,414	915,237	$79,948	$559,652
Robert L. Schultz, Jr., Former Chief Operating Officer	—	—	—	—	$—	$—
David A. Young, Former Vice President, Chief Financial Officer and Assistant Secretary	—	—	190,329	174,375	$14,991	$104,934
Kenneth B. Arola, Vice President, Corporate Controller and Principal Accounting Officer	—	—	102,748	67,863	$7,995	$55,965
Kok Yong (K.Y.) Lim, Vice President, Manufacturing	—	—	291,646	84,961	$7,995	$55,965
H. Leland Caswell Former Vice President, Storage Solutions Group	—	—	—	—	$—	$—

Change in Control and Other Separation Arrangements

        Under our 1990 Stock Plan, 1999 Stock Plan and 2000 Nonstatutory Stock Option Plan, in the event of a Change in Control, any Options or Rights (as such terms are defined in these plans) outstanding upon the date of such Change in Control shall have their vesting accelerated as to an additional 25% of the shares subject to such Options or Rights as of the date of such Change in Control. In the event an optionee is Involuntarily Terminated Without Cause (as defined in these plans) within 12 months following a Change in Control, any Options or Rights outstanding upon such Change in Control that are not yet exercisable and vested on such date shall become 100% exercisable and vested. Such vesting acceleration may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code of 1986, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

        Robert L. Schultz, Jr., our former Chief Operating Officer, resigned his employment effective June 28, 2002. In connection with his termination of employment, we entered into a separation agreement with Mr. Schultz. Pursuant to the terms of the separation agreement, we paid Mr. Schultz one year of salary, which was equal to $400,000, extended the exercisability of his stock options that were vested under the stock option granted to Mr. Schultz on December 27, 2001 through December 31, 2002, continued his medical benefits for one year and provided him with outplacement services. In addition, the terms of the separation agreement with Mr. Schultz included a non-compete employment provision through January 1, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of John C. East and Victoria L. Cotten, neither of whom has any interlocking relationships, as defined by the Securities and Exchange Commission.

REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

        This report on executive compensation is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

        The Compensation Committee of the board of directors regularly reviews and approves all executive officer pay plans. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans. The Compensation Committee is composed of two independent directors, each of whom is a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

        It is the Compensation Committee's objective that our executive compensation programs be designed to:

  •
  Attract, reward and retain highly qualified and productive executives;

  •
  Motivate executives to improve our overall profitability and performance and reward the executives only when specific, measurable results have been achieved;

  •
  Tie incentive awards to the performance of our common stock through stock option grants to further reinforce the linkage between the interests of the stockholders and the executives; and

  •
  Ensure compensation levels are externally competitive and internally equitable

        The Compensation Committee considers all elements of compensation and the Company's compensation philosophy when determining individual components of pay. The Committee does not follow any principles in a mechanical or rigid fashion; rather, the members use their experience and judgment in determining the appropriate compensation for each executive. In addition to the experience and knowledge of the Committee and Adaptec's Human Resources staff, the Compensation Committee retains an independent compensation consultant to provide objective and expert advice in the review of our executive compensation plans. Published industry pay survey data is also reviewed and relied upon in the Compensation Committee's assessment of appropriate total compensation levels, including compensation reports for high technology industries and data from a comparable group of companies supplied or reviewed by the committee's compensation consultant.

        The Compensation Committee recognizes that the industry sector and geographical areas in which we operate are both intensely competitive and are continuing to undergo rapid globalization with the result that there is heightened demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that we are assured of retaining and rewarding top-caliber executives who are essential to the attainment of our ambitious, long-term, strategic goals.

        For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation (Base Salary, Plus Performance Incentives)

        The Compensation Committee believes that annual cash compensation should be paid commensurate with attained performance to plan. For these reasons, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual incentive).

        Base salaries for executive officers are established considering a number of factors, including the executive's experience level, individual performance, future potential and measurable contribution to our success as well as pay levels of similar positions with other comparable high technology companies. Base salary decisions are made as part of our formal annual review process. Generally, base salaries are maintained at approximately the level of the median salaries of similar, high-technology companies. The Compensation Committee exercises its judgment based on all the factors described above in making its decision. No specific formula is used in the weighting of each criterion.

        Under our Adaptec Incentive Plan (AIP), an executive's incentive performance award generally depends on three performance factors: our overall financial performance; the performance of the business unit or corporate unit/functions for which the executive is accountable; and the executive's individual performance. Our performance objectives and those of the business unit or corporate function derive from the board-approved annual business plan that includes specific financial performance targets relating to revenue and profits for the fiscal year. The AIP provides no payment until threshold revenue and earnings targets are met. Long-term strategic goals may also be incorporated for certain executives. Individual executive performance is measured against an annual incentive target that represents a percentage of base salary that the executive can earn as incentive compensation if company thresholds are met, and if the executive's performance warrants. The incentive target is set so that executives have a large percentage of their potential total cash compensation at risk. If business plans are exceeded, executives can earn additional amounts above the established target levels. The Compensation Committee annually reviews and approves specific targets, maximums, and performance criteria for each executive officer.

Long-term Incentive: Stock Options

        The Compensation Committee approves executive stock options under the 1999 Stock Plan to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests. The Compensation Committee considers the total compensation package, options previously granted, dilution effects, industry practices and trends, the executive's accountability level, and future potential stock values when granting stock options. The Compensation Committee believes that the stock option program serves as an effective, cost-efficient and competitive long-term incentive and retention tool for our executives, as well as other employees. The exercise prices of stock options granted to executive officers are equal to the fair market value of the stock on the date of grant. The Compensation Committee believes that our stock option plan has been administered in a manner comparable to our peer group and other comparable companies in the high technology sector.

Equity Compensation Plans Not Approved by Security Holders

        In November 2000, our board of directors adopted the 2000 Nonstatutory Stock Option Plan, referred to as the 2000 Plan, and reserved for issuance thereunder 8,000,000 shares of common stock. The 2000 Plan was not approved by our stockholders. The 2000 Plan provides for granting of stock options to our non-executive officer employees at prices equal to at least 100% of the fair market value of our common stock at the date of grant. Stock options granted under the 2000 Plan have terms not to exceed ten years and generally become fully vested and exercisable over a two to five-year period. As of March 31, 2003, 6,116,696 shares were reserved for issuance upon exercise of outstanding options and 1,733,262 shares were available for future issuance under the 2000 Plan.

Equity Compensation Plan Information

        The following table sets forth information, except as noted in the footnotes, as of March 31, 2003, about equity awards under the Company's 2000 Nonstatutory Stock Option Plan, 1999 Stock Option Plan, 1990 Stock Option Plan, DPT Stock Option Plan, Platys Stock Option Plan, Eurologic Systems Group Ltd. Share Incentive Plan (assumed by Adaptec after the end of our fiscal 2003, on April 2, 2003), 2000 Director Stock Option Plan, the 1990 Directors' Stock Option Plan and the 1986 Employee Stock Purchase Plan:

Equity Compensation Plan Information Table

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	12,124,161	$11.89	8,076,924	(1)
Equity Compensation plans not approved by security holders(2)	9,415,285	$17.92	1,733,262
Total	21,539,446	$14.53	9,810,186

(1)
Of these shares, 2,830,276 shares remain available for purchase under 1986 Employee Stock Purchase Plan.

(2)
Includes options to purchase 1,130,525 shares of our common stock issued under the DPT stock option plan that we assumed in connection with the acquisition of DPT in December 1999, after giving effect to the exchange ratio for such acquisition. Of these, options to purchase 92,731 shares of our common stock were outstanding at March 31, 2003, having a weighted average exercise price of $5.29 per share. No further awards will be made under the assumed DPT stock option plan. Also includes options to purchase 2,336,037 shares of our common stock issued under the Platys stock option plan that we assumed in connection with the acquisition of Platys Communications in August 2001, after giving effect to the exchange ratio for such acquisition. Of these, options to purchase 1,397,069 shares of our common stock were outstanding at March 31, 2003, having a weighted average exercise price of $2.07 per share. No further awards will be made under the assumed Platys stock option plan. Also includes options to purchase 498,789 shares of our common stock issued under the Eurologic share incentive plan that we assumed in April 2003 in connection with the acquisition of Eurologic Systems Group Ltd., after giving effect to the exchange ratio for such acquisition. Of these, options to purchase 498,789 shares of our common stock were outstanding at April 2, 2003, having a weighted average exercise price of $7.41 per share. No further awards will be made under the assumed Eurologic stock option plan.

Chief Executive Officer Performance and Compensation

        In setting Mr. Stephens' base salary for the fiscal year ended March 31, 2003, the Compensation Committee considered our overall business performance for the fiscal year ended March 31, 2002, as well as our market capitalization improvement. Mr. Stephens did not receive a cash bonus for the fiscal year ended March 31, 2003.

        The Compensation Committee determines the number of shares of common stock underlying stock options granted to Mr. Stephens after analyzing stock option grants made to chief executive officers of comparable companies, retention effectiveness and the number of stock options previously granted to Mr. Stephens.

Compliance with Section 162(m) of the Internal Revenue Code

        Certain types of compensation are deductible for us under Section 162(m) of the Internal Revenue Code of 1986 only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The 1999 Stock Option Plan complies with the requirements of Section 162(m). In addition, because we did not pay cash compensation in excess of $1,000,000 to any of our executive officers during fiscal 2003, such cash compensation will be tax-deductible under Section 162(m). However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

COMPENSATION COMMITTEE
John C. East
Victoria L. Cotten

REPORT OF THE AUDIT COMMITTEE

        The following is the Report of the Audit Committee with respect to our audited financial statements for our fiscal year ended March 31, 2003. The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any filings.

        The Audit Committee's purpose is, among other things, to assist the board of directors in its oversight of our financial accounting, reporting and controls. The board of directors has determined that all members of the committee are "independent" as defined by the listing standards of The Nasdaq Stock Market. The committee operates under a charter, which was formally adopted by the board of directors in June 2000 and most recently updated in June 2002.

        The Audit Committee has reviewed and discussed our consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also discussed with the independent auditors that firm's independence and whether the provision of non-audit services by the independent auditors is compatible with maintaining independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in its charter, the Audit Committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

AUDIT COMMITTEE
Ilene H. Lang
Lucie J. Fjeldstad
Robert J. Loarie

COMPANY STOCK PRICE PERFORMANCE

        The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

        The graph below compares the cumulative total stockholder return of our common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index on March 31, 1998 and calculates the annual return through March 31, 2003. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ADAPTEC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

    *
    $100 invested on 3/31/98 in stock or index-
    including reinvestment of dividends.
    Fiscal year ending March 31.

RELATED PARTY TRANSACTIONS

        Other than the compensation arrangements set forth under the caption "Executive Compensation," since April 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

STOCKHOLDER NOMINATIONS AND PROPOSALS

        Our bylaws provide that only persons nominated by or at the direction of the board of directors or by a stockholder who has given timely written notice to the Secretary or Assistant Secretary of Adaptec prior to the meeting will be eligible for election as directors. In all cases, to be timely, notice must be received by us not less than twenty (20) days prior to the meeting; provided, however, if fewer than thirty (30) days notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which such notice was mailed or such public disclosure was made. In the notice, the stockholder must provide information specified in our bylaws as to each person whom the stockholder proposes to nominate for election as a director.

        Our bylaws also provide that all business that can be conducted at the meeting must be properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting, or any supplement thereto, given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before the meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the Secretary or Assistant Secretary of Adaptec. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than forty five (45) days prior to the date on which we first mailed proxy materials for the prior year's annual meeting; provided, however, that if our Annual Stockholders Meeting occurs on a date more than thirty (30) days earlier or later than our prior year's annual meeting, then our board of directors shall determine a date a reasonable period prior to our Annual Stockholders Meeting by which date the stockholders notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934 or via press release. Such publication shall occur at least ten (10) days prior to the date set by the board of directors. A stockholder's notice to the Secretary or Assistant Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting information specified in our bylaws.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2004 ANNUAL STOCKHOLDER MEETING

        Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and our bylaws. Stockholders wishing to present a proposal at our 2004 Annual Stockholders Meeting must submit such proposal to us by March 13, 2004 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under our bylaws, a stockholder wishing to nominate a person to our board of directors at the 2004 Annual Stockholders Meeting (but not include such nomination in the proxy statement) must submit the required information to us no later than 20 days prior to the date of the 2004 Annual Stockholders Meeting and a stockholder wishing to make a proposal with respect to any other matter (but not include such proposal in the proxy statement) at the 2004 Annual Stockholders Meeting must submit the required information to us by July 7, 2004.

COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16 of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2003.

OTHER BUSINESS

        We know of no other matters to be submitted to the 2003 Annual Stockholders Meeting. If any other matters properly come before the 2003 Annual Stockholders Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.

        Whether or not you plan to attend the meeting in person, please either cast your vote online, or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

APPENDIX A

Summary of the 1986 Employee Stock Purchase Plan

        General. The purpose of the 1986 Employee Stock Purchase Plan (the "Purchase Plan") is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions in a manner that qualifies under Section 423 of the Internal Revenue Code (the "Code").

        Administration. The Purchase Plan may be administered by the Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

        Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in the Purchase Plan; provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

        Offering Period. The Purchase Plan provides for consecutive twenty-four (24) month offering periods, comprised of four (4) six (6) month purchase periods, commencing every six (6) months, on or about February 15 and August 15 of each year. To participate in the Purchase Plan, each eligible employee must complete and submit to the Company, prior to the first day of an offering period, a subscription agreement authorizing payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not be less than 3% nor exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, Common Stock will automatically be purchased under the Purchase Plan at the end of each purchase period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the fair market value of the Common Stock on the last day of any purchase period of an offering period is lower than the fair market value of the Common Stock on the first day of such offering period, then all participants in such offering period shall be automatically withdrawn from such offering period immediately after the purchase of shares for such purchase period and automatically re-enrolled in the immediately following offering period as of the first day thereof.

        Purchase Price. The purchase price per share at which shares will be sold in an offering period under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of such offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each purchase period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

        Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions throughout the purchase period. The number of shares of Common Stock a participant may purchase in each purchase period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares for each purchase period. A participant may discontinue his or her participation in the Purchase Plan or may decrease or increase the rate of payroll deductions in an offering period by completing and filing with the Company a new subscription agreement, provided that the Board (or its committee)s may limit the number of such rate changes permitted during an offering period.

        All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

        Withdrawal. A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

        Termination of Employment. Termination of a participant's employment for any reason, including death, terminates his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

        Adjustments Upon Changes in Capitalization. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new purchase date will be set.

        Amendment and Termination. The Board may at any time and for any reason amend or terminate the Purchase Plan, except that generally no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant. However, without regard to any adverse consequences to participants, the Board may change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan. The Board may also (i) terminate an offering period or the Purchase Plan at any time, (ii) may shorten an offering period or adjust the purchase price paid for shares under the Purchase Plan or (iii) allocate shares to the extent necessary or desirable to avoid unfavorable financial accounting consequences. Stockholder approval for amendments to the Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Plan will terminate in 2006, unless terminated earlier by the Board in accordance with the Purchase Plan.

FEDERAL INCOME TAX ASPECTS OF THE PURCHASE PLAN.

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gain will be taxed at a maximum of 15%. In order to receive long-term capital gain treatment, the stock must be held for more than twelve (12) months. Capital losses are allowed in full against capital gains and up to $3,000 against other income. The Company is only entitled to a deduction for amounts taxed as ordinary income to participants upon a sale or disposition of shares prior to the expiration of the holding periods described above and only to the extent permitted under Section 162(m) of the Code.

        THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

APPENDIX B

1986 Employee Stock Purchase Plan

ADAPTEC, INC.
1986 EMPLOYEE STOCK PURCHASE PLAN
(amended and restated June 1998 and August 2000)

The following constitute the provisions of the 1986 Employee Stock Purchase Plan of Adaptec, Inc.

Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Definitions.

"Board" shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Plan.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Common Stock" shall mean the common stock of the Company.

"Company" shall mean Adaptec, Inc. and any Designated Subsidiary of the Company.

"Compensation" shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

"Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

"Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

"Enrollment Date" shall mean the first Trading Day of each Offering Period.

"Exercise Date" shall mean the last Trading Day of each Purchase Period.

"Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common

Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

"Offering Periods" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 15 and August 15 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

"Plan" shall mean this Employee Stock Purchase Plan.

"Purchase Period" shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

"Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

"Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

"Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

"Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

Eligibility.

Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 15 and August 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

Participation.

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date; provided however, that for the Offering Period beginning August 15, 2000 only, such subscription agreement may be filed with the Company's payroll office within such period, applied on a uniform and nondiscriminatory basis, as the Company may announce.

Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

Payroll Deductions.

At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than three percent (3%) and not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

Exercise of Option.

Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Enrollment Date.

Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

Withdrawal.

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Termination of Employment.

Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

Stock.

Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 10,600,000 shares.

The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New

Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Amendment or Termination.

The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

  •
  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

  •
  shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

  •
  allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20 hereof.

Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

1986 Employee Stock Purchase Plan Exhibit A

ADAPTEC, INC.

1986 EMPLOYEE STOCK PURCHASE PLAN

(amended and restated June 1998 and August 2000)

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.                                     hereby elects to participate in the Adaptec, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.    I hereby authorize payroll deductions from each paycheck in the amount of         % of my Compensation on each payday (from 3% to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.    I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.    I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5.    Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only).

6.    I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.    I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:	(Please print)	(First) (Middle) (Last)
Relationship
Employee's Social Security Number:
Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.
Dated:
Signature of Employee
Spouse's Signature (If beneficiary other than spouse)

1986 Employee Stock Purchase Plan Exhibit B

ADAPTEC, INC.

1986 EMPLOYEE STOCK PURCHASE PLAN

(amended and restated June 1998 and August 2000)

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Adaptec, Inc. 1986 Employee Stock Purchase Plan which began on                         ,              (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ADAPTEC, INC.

Adaptec, Inc.
Proxy for 2003 Annual Stockholders Meeting
August 21, 2003

        The undersigned stockholder(s) of Adaptec, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Stockholders Meeting and Proxy Statement, each dated July 11, 2003, and hereby appoints Robert N. Stephens and Michael L. Charlson, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company's 2003 Annual Stockholders Meeting to be held on August 21, 2003 at 10:00 a.m., local time, at the Company's principal executive offices located at 691 South Milpitas Boulevard, Milpitas, California, 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTOR NOMINEES AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

^ FOLD AND DETACH HERE ^ YOUR VOTE IS IMPORTANT! Please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

The board of directors unanimously recommends that you vote FOR the board of director nominees and FOR the ratification of PricewaterhouseCoopers LLP.	Please mark your votes as indicated in this example	☒
	FOR all nominees listed below (except as indicated).	WITHHOLD authority to vote for all nominees listed below.
1. Election of Directors to serve one-year terms.	☐	☐
If you wish to withhold authority for any individual nominee, strike a line through that nominee's name in the list below:
01 Carl J. Conti 04 Joseph S. Kennedy 07 Robert N. Stephens	02 Victoria L. Cotten 05 Ilene H. Lang 08 Douglas E. Van Houweling	03 Lucie J. Fjeldstad 06 Robert J. Loarie
2. To approve an amendment to the Company's 1986 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 to a total of 15,600,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending March 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL STOCKHOLDERS MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Signature(s)	Dated	, 2003
^ FOLD AND DETACH HERE ^

QuickLinks

NOTICE OF ANNUAL STOCKHOLDERS MEETING
PROXY STATEMENT July 11, 2003
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—AMENDMENT OF THE 1986 EMPLOYEE STOCK PURCHASE PLAN
Amended Plan Benefits Table
PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON EXECUTIVE COMPENSATION
Equity Compensation Plan Information Table
REPORT OF THE AUDIT COMMITTEE
COMPANY STOCK PRICE PERFORMANCE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ADAPTEC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
RELATED PARTY TRANSACTIONS
STOCKHOLDER NOMINATIONS AND PROPOSALS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL STOCKHOLDER MEETING
COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER BUSINESS
APPENDIX A Summary of the 1986 Employee Stock Purchase Plan
APPENDIX B 1986 Employee Stock Purchase Plan
1986 Employee Stock Purchase Plan Exhibit A
1986 Employee Stock Purchase Plan Exhibit B
Adaptec, Inc. Proxy for 2003 Annual Stockholders Meeting August 21, 2003